CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of RemoteMDx, Inc. on Form 10-KSB for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David G. Derrick, Chief Executive Officer, and Michael G. Acton, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David G. Derrick
David G. Derrick
Chief Executive Officer
RemoteMDx, Inc.

/s/ Michael G. Acton
Michael G. Acton
Chief Financial Officer

Dated: January 14, 2008